SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant                     |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|     Preliminary proxy statement
|X|     Definitive proxy statement
|_|     Definitive additional materials
|_|     Soliciting material pursuant to Rule 14a-11 or Rule 14a-12

                              DBS Industries, Inc.
------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

|X|     No fee required
|_|     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(j)(2).
|_|     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(I)(3).
|_|     Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transactions applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

|_|     Fee paid previously by written preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, schedule or registration statement No.:

        (3) Filing party:

        (4) Date filed:

                              DBSINDUSTRIES, INC.
           100 SHORELINE HIGHWAY, SUITE 190 A, MILL VALLEY, CA 94941


      Tel: 415/380-8055 o Fax: 415/380-8199 o http://www.dbsindustries.com





To the Stockholders of DBS Industries, Inc.:



You are invited to attend the Annual Meeting of the Stockholders of DBS Industries, Inc. ("DBSI") which will be held on June 8, 1999 at 2:00 p.m. (PDT) at Embassy Suites Hotel, 101 McInnis Road, San Rafael, California 94903.

The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read such material carefully.

The Proxy Statement contains information about the three nominees for election as Directors and the adoption of the 1999 Employee Stock Purchase Plan. The Board of Directors strongly recommends your approval of these proposals.

We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.


                                                         Sincerely,



                                                         Fred W. Thompson
                                                         Chairman and President
May 4, 1999

                              DBS Industries, Inc.
                        100 Shoreline Highway, Suite 190A
                              Mill Valley, CA 94941
                                 (415)380-8055

    NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS To Be Held On June 8, 1999


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of DBS Industries, Inc., a Delaware corporation ("DBSI"), will be held on June 8, 1999 at 2:00 p.m. (PDT), at Embassy Suites Hotel, 101 McInnis Road, San Rafael, California 94903, for the following purposes, which are more completely discussed in the accompanying Proxy Statement:

1. To elect three directors, each to hold office for a three-year term ending at the Annual Meeting of Stockholders in 2002 and until their successors are elected and qualified;

2.   To approve the 1999 Employee Stock Purchase Plan; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 27, 1999 are entitled to notice of and to vote at the Annual Meeting of the Stockholders.


                                           By Order of the Board of Directors


                                            Fred W. Thompson
                                            Chairman and President

May 4, 1999


YOU ARE CORDIALLY INVITED TO ATTEND DBSI'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT
                                       of
                              DBS Industries, Inc.
                        100 Shoreline Highway, Suite 190A
                              Mill Valley, CA 94941
                                 (415) 380-8055

                     Information Concerning the Solicitation

This Proxy Statement is furnished to the stockholders of DBS Industries, Inc. ("DBSI") in connection with the solicitation of proxies on behalf of DBSI's Board of Directors for use at DBSI's Annual Meeting of the Stockholders (the "Meeting") to be held on June 8, 1999 at 2:00 p.m. (PDT), at Embassy Suites Hotel, 101 McInnis Road, San Rafael, California 94903, and at any and all adjournments thereof. Only stockholders of record on April 27, 1999 will be entitled to notice of and to vote at the Meeting.

The proxy solicited hereby, if properly signed and returned to DBSI and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with DBSI Industries, Inc. written notice of its revocation addressed to Secretary, DBSI Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, CA 94941, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of his or her intention to vote in person.

DBSI will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the common stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of DBSI may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which DBSI will also bear.

This Proxy Statement and form of proxy were first mailed to stockholders on or about May 4, 1999.

                          Record Date and Voting Rights

DBSI is currently authorized to issue up to 50,000,000 shares of common stock, par value $0.0004, and 5,000,000 shares of preferred stock, par value $0.0004. As of April 27, 1999, 14,195,427 shares of common stock were issued and outstanding. No shares of preferred stock are outstanding. Each share of common stock shall be entitled to one vote on all matters submitted for stockholder approval, including the election of a director. The record date for determination of stockholders entitled to notice of, and to vote at the Meeting, is April 27, 1999. DBSI's Certificate of Incorporation does not provide for cumulative voting.

One-third (1/3) of the shares of common stock of DBSI entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business. Directors shall be elected by a plurality of the votes of common shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Under Delaware law, abstentions and broker non-votes shall be counted for purposes of determining quorum. Broker non-votes, however, will not be counted for purposes of calculating voting power, but abstentions will be counted towards calculating voting power.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General Information

DBSI adopted staggered terms for its Board of Directors at the 1996 Annual Stockholders Meeting. Directors of the first class served until the 1997 Annual Meeting of Stockholders. Directors of the second class served until the 1998 Annual Meeting of Stockholders, and directors of the third class will serve until the 1999 Annual Meeting of Stockholders or until their successors have been elected. At the Meeting, stockholders will be asked to elect the third class of directors to serve until the 2002 Annual Meeting of Stockholders. Messrs. Fred W. Thompson and E.A. James Peretti, both current third class directors, are standing for re-election. Mr. Jessie J. Knight, Jr. is standing for first time election to the board to serve as a third class director until the 2002 Annual Meeting of Stockholders.

Nominees for Directors

The nominees for directors have consented to being named nominees in this Proxy Statement and have agreed to serve as directors if elected at the Annual Meeting. In the event that the nominees are unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable for election. The directors who are elected shall hold office for three years, as set forth under Article VIII of the Restated Certificate of Incorporation of May 29, 1997, or until their successors are elected and qualified.

The following sets forth the persons nominated by the Board of Directors for election as directors and certain information with respect to those persons.

Nominee                             Age                          Term

Fred W. Thompson                    56                        1999-2002
E.A. James Peretti                  56                        1999-2002
Jessie J. Knight, Jr.               48                        1999-2002

Background of Nominees

Fred W. Thompson, serves as Chairman of the Board, President, and CEO of the Company. He has over thirty years experience in the telecommunications industry. From 1983 to 1986, Mr. Thompson managed Inter Exchange Consultant, Inc., a company he founded, providing management, design and engineering services for initial cellular telephone operations in New York City, San Francisco, Los Angeles and other major cities in the U.S. From 1986 to 1990, Mr. Thompson devoted his time to consulting on various telecommunication matters as an independent contractor. His career of over 20 years with AT&T included various management position in the Long Lines Department, Western Electric Company, Bell Labs and with several operating telephone companies. Mr. Thompson received a BS degree in Electrical Engineering from California Polytechnic.

E.A. James Peretti, Director, has served as Chief Operating Officer since August 1998, and was appointed in February 1996, as President and Chief Executive Officer of Global Energy Metering Service, Inc., a wholly-owned subsidiary of DBSI. Previously, Mr. Peretti served as President of Westinghouse Electric
Supply Company (WESCO), a business unit of Westinghouse Electric Corp. He also served as a Vice President and officer of Westinghouse Electric Corp. During his 30 year tenure with WESCO, Mr. Peretti also held positions as Vice President and General Manager of its Pacific Division. Mr. Peretti holds a BS degree from Purdue University in Electrical Engineering and a MBA from the University of Hawaii.

Jessie J. Knight, Jr., Director, appointed in February 1999, was a Commissioner of the California Public Utilities Commission from 1993 through December 1998. Appointed by former Governor Pete Wilson, he was one of five individuals responsible for economic and regulatory oversight of California's $52 billion telecommunications, utility, trucking and rail industries. Before his appointment to the Commission, he was Executive Vice President of the San Francisco Chamber of Commerce, responsible for international operations, economic development and attracting businesses to San Francisco. He also served as Vice President, Marketing for the San Francisco Newspaper Agency, a $400 million publishing operation encompassing the San Francisco Chronicle and the San Francisco Examiner. Mr. Knight is an active director of Blue Shield of California and has been nominated to serve on the board of directors of Avista, Inc. Mr. Knight holds a BA degree from St. Louis University and an MBA from the University of Wisconsin.

Vote Required

The plurality of votes of common shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE NOMINEES FOR THE ELECTION OF DIRECTORS


                                   PROPOSAL 2

             ADOPTION OF THE DBSI 1999 EMPLOYEE STOCK PURCHASE PLAN

By unanimous consent of the Board of Directors of the Company on April 26, 1999, the Board of Directors approved and recommended to the Stockholders the adoption of the 1999 Employee Stock Purchase Plan for employees of the Company and its subsidiaries (the "Stock Purchase Plan"). The Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the principal features of the Plan are summarized below. All statements made in the following summary of the Stock Purchase Plan are qualified by reference to the full text of the Stock Purchase Plan attached to this Proxy Statement as Exhibit A.

Purpose

The purpose of the Stock Purchase Plan is to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of Common Stock. Under the Stock Purchase Plan, payroll deductions are used to purchase the Company's Common Stock. The Board of Directors believes that the Stock Purchase Plan will serve as an incentive for the Company to retain highly experienced and trained employees, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

Reservation of Shares

An aggregate of 50,000 shares of Common Stock of the Company will be reserved for issuance under the Stock Purchase Plan. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, share splits, mergers, consolidations or otherwise, the Company will make appropriate adjustments in the number of shares reserved under the Stock Purchase Plan.

Administration

The  Plan  is  administered  by  the  Company's   compensation   committee  (the
"Committee"). All determinations by the Committee are final and conclusive.

Eligibility

All employees, including officers, who are employed on a full time or part-time basis by the Company and are regularly scheduled to work more than 20 hours per week and more than five months per year will be eligible to participate in the Stock Purchase Plan. Eligible employees of the Company as of the commencement of any Offering Period under the Stock Purchase Plan can participate in the Stock Purchase Plan. The employee must enroll in the Plan prior to the commencement of any such offering periods. No employee shall be eligible to enroll under the Stock Purchase Plan who, at the time of enrollment, owns stock possessing 5% or more of the total combined voting power of the Company. Further, no participant may be granted rights to purchase more than $25,000 worth of Common Stock (valued at the time the purchase right is granted) for each calendar year in which such purchase rights are outstanding under any other stock purchase plans. The Company estimates that approximately 8 employees are eligible to participate in the Stock Purchase Plan.

Purchase Terms

An employee electing to participate in the Stock Purchase Plan must authorize a whole percentage (not less than 1% nor more than 10%) of the employee's compensation to be deducted by the Company from the employee's pay during each pay period included within the offering periods (the Offering Periods"). Unless otherwise determined by the Committee, the semi-annual Offering Periods commence on the first day of July and January, and terminate on the 31st day of December and on the 30th day of June, respectively, with the last Offering Period commencing on January 1, 2001. On the first business day of each of the Offering Periods, the Company will grant to each participant an option to purchase shares of Common Stock of the Company. On the last day of each of the Offering Periods, the employee will be deemed to have exercised this option, at the option price, to the extent of such employee's accumulated payroll deductions. The option price under the Stock Purchase Plan is equal to 85% of the closing price of the Common Stock on either the first business day or last business day of the applicable Offering Period (or the nearest prior business day thereto), whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the Stock Purchase Plan. The maximum number of shares of Common Stock to be issued in each Offering Period shall be 12,500, plus unissued shares from any prior Offering Periods, whether offered or not.

A participant may voluntarily withdraw from the Stock Purchase Plan at any time by giving at least 5 days' notice to the Company prior to the end of the Offering Period and shall receive on withdrawal the cash balance (with interest) then held in the participant's account. Upon termination of employment for any reason, including resignation, discharge, disability or retirement, or upon the death of participant, the balance of the participant's account (with interest) shall be paid to the participant or his or her designated beneficiary.

Amendment or Termination

The Board of Directors may at any time amend, suspend or discontinue the Stock Purchase Plan provided no such suspension or discontinuance may adversely affect any outstanding options. The Stock Purchase Plan provides that, without shareholder approval, no amendment may (i) increase the maximum number of shares issuable under the Stock Purchase Plan (except for adjustments as a result of corporate changes affecting the Company's Common Stock specifically authorized in the Stock Purchase Plan), (ii) increase the benefits accruing to participants under the Stock Purchase Plan or (iii) modify the requirements as to eligibility for participation in the Plan. The Stock Purchase Plan will terminate by its own terms on June 30, 2001.

Miscellaneous

The proceeds received by the Company from the sale of Common Stock pursuant to the Stock Purchase Plan will be used for general corporate purposes. The Company is not obligated to hold the accrued payroll deductions in a segregated account. The Stock Purchase Plan will be effective upon shareholder approval and will commence as of July 1, 1999, subject to stockholder approval of the Plan.

Certain Federal Income Tax Consequences

The following general description of federal tax consequences is based on current statutes, regulations and interpretations, and does not include possible state or local income tax consequences. The Stock Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code with the following principal tax consequences.

Amounts deducted from a participant's pay under the Stock Purchase Plan are included in the participant's compensation subject to federal income and employment taxes. The Company will withhold taxes on these amounts.

The purchase of shares of Common Stock under the Stock Purchase Plan will not result in an employee's realization of the bargain element of the purchase (15% discount), thus permitting employees to acquire stock in the company without immediate tax consequences. An employee who does not dispose of the Common Stock so purchased until at least two years after the date of enrollment in the Offering Period in which employee's shares are purchased and 1 year after the date of purchase will include as ordinary income at the time of such employee's disposition of such employee's Common Stock the lesser of (i) the excess of its fair market value over the price at the time enrollment is effective or (ii) the excess of its fair market value at the time of disposition over the amount such employee actually paid for such shares. Any additional gain will be long-term capital gain. If an employee sells such employee's Common Stock under such circumstances for less than such employee paid for such shares, there is no ordinary income and such employee will realize a long-term capital loss on that difference. Any ordinary income realized by an employee will increase the basis of such employee's Common Stock for purposes of determining the amount of any gain or loss realized upon its disposition.

With limited exceptions, an employee who fails to retain Common Stock purchased under the Stock Purchase Plan until at lease two years after the effective date of enrollment in the Offering Period in which employee's shares are purchased and 1 year after the date of purchase is considered to have made a "disqualifying disposition" and forfeits the special tax treatment extended under Section 423 of the Code. In general, such an employee recognizes ordinary income at the time of such disposition equal to the excess of the fair market value of the Common Stock at the exercise date over the purchase price paid. Such fair market value as of the exercise date becomes the tax basis for determining any further gain or loss at the time of disposition of the Common Stock.

The Company is entitled to a deduction equal to the amount of ordinary income realized by an employee who makes a disqualifying disposition. Otherwise, the Company is not entitled to any deduction on account of the purchase of Common Stock under the Stock Purchase Plan or the subsequent sale by employees of Common Stock purchased pursuant to the Stock Purchase Plan.

The approval of the adoption of the Stock Purchase Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies, and entitled to vote at the Annual Meeting.

The  Board of  Directors  recommends  a vote  `FOR"  the  adoption  of the Stock
Purchase Plan. Proxies solicited by the Board of Directors will be so voted unless Stockholders specify otherwise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE 1999 EMPLOYEE STOCK PURCHASE PLAN


                        DIRECTORS AND EXECUTIVE OFFICERS

Identification of DBSI's Directors and Executive Officers

The directors and executive officers of DBSI, their ages, positions held, and duration as such, are as follows:


                 Name                              Position                                  Age                Period

         Fred W. Thompson                          Chairman of the Board, President,         56        December 1992-present
                                                   Chief Executive Officer and
                                                   Chief Financial Officer                             November 1993-present

         Michael T. Schieber                       Director                                  59        December 1992-present
                                                   Secretary

         Jerome W. Carlson                         Director                                  62        May 1997-present

         E.A. James Peretti                        Director, Chief Operating Officer         56        February 1996-present

                                                   President and
                                                   Chief Executive Officer, GEMS

         H. Tate Holt                              Director                                  47        February 1996-present

         Jessie J. Knight, Jr.                     Director                                  48        February 1999-present

         Gregory T. Leger                          Executive Vice President, Engineering     43        March 1998 -present

         Frederick R. Skillman, Jr.                Vice President, Business Development      37        August 1995-present

Background of Present Directors and Executive Officers

Fred W. Thompson, serves as Chairman of the Board, President, CEO and CFO of DBSI. He has over thirty years' experience in the telecommunications industry. From 1983 to 1986, Mr. Thompson managed Inter Exchange Consultants, Inc., a company he founded, providing management, design and engineering services for initial cellular telephone operations in New York City, San Francisco, Los Angeles and other major cities in the U.S. From 1986 to 1990, Mr. Thompson devoted his time to consulting on various telecommunication matters as an independent contractor. His career of over 20 years with AT&T included various management positions in the Long Lines Department, Western Electric Company, Bell Labs and with several operating telephone companies. Mr. Thompson received a BS degree in Electrical Engineering from California Polytechnic.

Michael T. Schieber, Director, has served as a Director of DBSI since December 1992. He has served as the Managing General Partner of ZAMSTL Partners, a real estate development firm in Washington State since June 1991. From 1987 to December 1992, Mr. Schieber was the Managing Partner of Amador Telecommunications. Mr. Schieber also holds minority interests in two Illinois cellular telephone licenses. He retired from the Department of Fisheries with the State of Washington in May 1993 where he had served as a civil engineer since 1984. He is also a retired Air Force Major and Command Pilot. Mr. Schieber received an MA degree in International Relations and Government from the University of Notre Dame, a BS in Engineering from the Air Force Academy, and a BA in Business from The Evergreen State College.

E.A. James Peretti, Director appointed in February 1996, Chief Operating Officer of DBSI, President and Chief Executive Officer of Global Energy Metering Service, Inc., a wholly owned subsidiary of DBSI. Previously, Mr. Peretti served as President of Westinghouse Electric Supply Company (WESCO), a business unit of Westinghouse Electric Corp. He also served as a Vice President and officer of Westinghouse Electric Corp. During his 30 year tenure with WESCO, Mr. Peretti also held positions as Vice President and General Manager of its Pacific
Division. Mr. Peretti holds a BS degree from Purdue University in Electrical Engineering and an MBA from the University of Hawaii.

H. Tate Holt, Director, appointed in February 1996, is currently President of Holt & Associates, a growth management consulting firm and has held that position since July 1990. Previously, from 1987 to 1990, Mr. Holt was a Senior Vice President at Automatic Data Processing, Inc. in Roseland, New Jersey and Santa Clara, California. Mr. Holt has over twenty years of experience in various senior sales, marketing and general management positions with IBM, Triad
Systems, and ADP. He has participated in major restructuring and strategic planning in these and other companies. Since 1990, Holt & Associates has assisted its clients in developing and achieving aggressive growth targets, both domestically as well as internationally. Mr. Holt is also an active director of several private and publicly traded companies including Onsite Energy. Mr. Holt holds an AB from Indiana University.

Jerome W. Carlson, Director, elected to the Board in May 1997, is currently President of Raljer, Inc., management consulting firm, and has held that position since January 1995. Previously, from 1984 to 1995, Mr. Carlson was the Chief Financial Officer, Vice President of Finance and Corporate Secretary for Triad Systems Corporation in Livermore, California. Mr. Carlson has over twenty years experience with Hewlett Packard Company, in various general management and corporate finance positions. Since 1995, Raljer, Inc., has assisted a range of businesses in developing and achieving their strategic and tactical goals in several industries. Mr. Carlson a director of Valley Community Bank as well as an active director and advisor in several private companies. He holds a BS degree from the University of California at Davis and an MBA from the Stanford Graduate School of Business.

Jessie J. Knight, Jr., Director, appointed in February 1999, was a Commissioner of the California Public Utilities Commission from 1993 through December 1998. Appointed by former Governor Pete Wilson, he was one of five individuals responsible for economic and regulatory oversight of California's $52 billion telecommunications, utility, trucking and rail industries. Before his appointment to the Commission, he was Executive Vice President of the San Francisco Chamber of Commerce, responsible for international operations, economic development and attracting businesses to San Francisco. He also served as Vice President, Marketing for the San Francisco Newspaper Agency, a $400 million publishing operation encompassing the San Francisco Chronicle and the San Francisco Examiner. Mr. Knight is an active director of Blue Shield of California and has been nominated to serve on the board of directors of Avista, Inc. Mr. Knight holds a BA degree from St. Louis University and an MBA from the University of Wisconsin.

Gregory T. Leger, Executive Vice President Engineering, joined the Company in March 1998. Mr Leger is responsible for the design and construction of the E-SAT System. Mr. Leger has over nine years experience in engineering systems, management, business planning, marketing and proposal preparation with strong analytical and negotiating skills. Most recently and for the past five years, Mr. Leger was employed by Seimac Limited, as its Product Development Manager, where he combined business development activities with technical and project leadership to provide customers with solutions encompassing electronics data telemetry, software and packaging. Mr. Leger received his BS degree in Physics at Dalhousie University, Canada, his MS degree in Oceanography at Dalhousie University, and a degree in Master Space Systems Engineering at Technical University of Delft, Netherlands.

Fred R. Skillman, Jr., Vice President Business Development, joined the Company in August 1995. Mr. Skillman also manages the business case development as well as the marketing and sales activities for the Company. Mr Skillman has been working inn the utility industry for 13 years, with extensive utility operating experience, contract administration, product development, project management and direct line supervision. Prior to joining the Company, Mr. Skillman worked for Pacific Gas & Electric ("PG&E") for eleven years. During his tenure at PG&E, Mr. Skillman was an electrical engineer for the initial AMR system installed for GPG&E in Marin County, California. Mr. Skillman holds a BS degree in Electrical Engineering from California Polytechnical State University, and an MBA degree from the University of San Francisco.

Family Relationships

There are no family relationships between any director, executive officer or key employee.

Board of Directors

The Board of Directors held 5 meetings during the year ended December 31, 1998, and each director attended all meetings.

Committees of the Board

During the year ended December 31, 1998, the Board had a nominating committee which consisted of Messrs. Holt, Carlson and Thompson and a compensation committee which consisted of Messrs. Schieber and Carlson. The Board also had an audit committee which consisted of Messrs. Schieber, Peretti and Carlson.

The primary function of the audit committee is to review the scope and results of audits by DBSI's independent accountants and the cost of accounting services.

The nominating committee assists in the process of officer and director nominations. The nominating committee will not consider nominees recommended by stockholders at the Annual Meeting.

The compensation committee administers the Company's various stock option plans and approves compensation, remuneration and incentive arrangements for officers of the company.


                             EXECUTIVE COMPENSATION


Compensation of Directors

Non-employee  directors  do  not  receive  any  direct  compensation;   however,
directors do receive stock options.

Cash Compensation

The following table provides certain summary information for the year ended December 31, 1998, concerning compensation in excess of $100,000 paid or accrued by DBSI and its subsidiary to or on behalf of DBSI's executives and/or employees.

Columns regarding "Restricted Stock Awards" and "Long-Term Incentive Plan (LTIP) Payouts" are excluded because no reportable payments were made to such executive officers for the relevant years.

                                             Summary Compensation Table


                                                                                    Long-Term
                                   Annual Compensation                              Compensation


                                                                       Other        Securities
Name and                                                              Annual        Underlying         All Other
Principal Position           Year        Salary        Bonus    Compensation(1)     Options           Compensation
-------------------------   -----     -------------   -------- ----------------    ---------------   ----------------

Fred W. Thompson            1998      $ 180,000       $20,000    $ 8,005                  - 0 -          $235,691(2)
Chief Executive Officer     1997      $ 180,000(3)    -  0  -    $ 6,705                185,000
                            1996      $ 180,000(4)    -  0  -    $ 4,245                312,500


E.A. James Peretti          1998      $ 155,000       -  0  -    $ 2,576                  - 0 -
Chief Operating Officer     1997      $ 155,000       -  0  -    $ 3,732                150,000
                            1996      $ 155,000       -  0  -    $   971                375,000


Randall Smith               1998      $72,917         -  0  -    $ 1,798                  - 0 -          $ 52,083 (5)
Former Executive VP GEMS    1997      $ 125,000       -  0  -    $ 2,385                 87,500
                            1996      $ 125,000       -  0  -    $ 2,216                125,500



Gregory T. Leger            1998      $   93,230      $20,000    $ 1,914                125,000
Executive VP

Frederick R. Skillman,   1998         $ 110,000       -  0  -    $ 2,512
Jr., Vice-President

(1)  Consists entirely of payment of insurance premiums.
(2) Represents $27,691 of pay in lieu of vacation and $208,000 of compensation deferred in 1996 and 1997. (3) $80,000 paid in cash, $100,000 deferred pursuant to his employment  agreement.  (4) $72,000 paid in cash,  $108,000 deferred pursuant to his employment agreement. (5) In July 1998, the Company agreed to a severance package with Mr. Smith consisting of $125,000 in cash payments to be made through July 1999 (of which $52,083 was paid in 1998) and the immediate vesting of all of Mr. Smith's unvested stock options.

Compensation Pursuant to Stock Option Plan

DBSI has established a 1998 Stock Option Plan (the "Plan") to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in DBSI. The Plan provides for the grant of non-statutory and incentive stock options. The exercise price of any incentive stock option granted under the Plan may not be less than 100% of the fair market value of the common stock of DBSI on the date of grant. The fair market value for which an option may be granted incentive stock options in any calendar year may not exceed $100,000. Shares subject to options under the Plan may be purchased for cash. Unless otherwise provided by the Board, an option granted under the Plan is exercisable for a term of ten years (or for a shorter period up to ten years). The Plan is administered by the Board of Directors and its Compensation Committee, which has discretion to determine optionees, the number of shares to be covered by each option, the exercise schedule, and other terms of the options. The Plan may be amended, suspended, or terminated by the Board, but no such action may impair rights under a previously granted option. Each option is exercisable, during the lifetime of the optionee, only so long as the optionee remains employed by DBSI. No option is transferable by the optionee other than by will or the laws of descent and distribution.

DBSI intends to file one or more registration statements on Form S-8 under the Securities Act to register shares of common stock subject to stock options, and, if approved, the shares reserved for the 1999 Employee Stock Purchase Plan that will permit the resale of such shares, subject to vesting restrictions with DBSI.



                Option Grants in the Year Ended December 31, 1998
                                Individual Grants




                            Number of Securities   % of Total Options
                            Underlying Options     Granted to Employees
                            Granted 1998           in Fiscal Year 1998      Exercise or Base Price    Expiration
Name                                                                        ($/SHARE)                 Date
--------------------------- ---------------------- ------------------------ ------------------------- --------------

Gregory T. Leger,                125,000                100%                        $.53                3/1/08
Executive Vice-President




                          Fiscal Year-End Option Value



                                         Number of Securities Underlying       Value(s) of Unexercised
                                         Unexercised Options/SARs at FY End    In-the-Money Options/SARs at FY End
                                         (#)                                   ($) *

                                         Exercisable/Unexercisable             Exercisable/Unexercisable
Name                                     Options at December 31, 1998          Options at December 31, 1998
-------------------------------       --------------------------------------   ---------------------------------------

Fred W. Thompson,                                   312,612 / 204,388                    $1,328,601/ $868,649
President, CEO


E. A. James Peretti,                               350,000 / 175,000                    $1,487,500 / $743,750
CEO GEMS

  Gregory T. Leger                                  65,000 /    60,000                    $276,250 / $255,000
  Executive Vice President,
  Engineering

  Frederick R. Skillman, Jr.,                       50,000 /  100,000                    $212,500 / $425,000
  Vice President,
  Business Development

* The value of unexercised in-the-money stock options is based on a per share price of $4.25 as quoted on the OTC Bulletin Board on December 31, 1998.

Employment Agreements with Executive Officers

Mr. Thompson entered into an employment agreement with DBSI on April 18, 1996 effective January 1, 1996. His annual salary under this agreement is $180,000, and includes non-qualified stock options to purchase 312,500 shares of DBSI's common stock. DBSI has maintained a key person insurance policy on Mr. Thompson's life in the face amount of $2,000,000 and is the sole beneficiary of such policy. In 1996, DBSI also entered into an employment contract with E.A. James Peretti, CEO of GEMS, and Chief Operating Officer of DBSI. In March 1998, DBSI entered into an employment contract with Gregory T. Leger, EVP and Chief Engineer of DBSI. The compensation agreements included $155,000 annual salary and 375,000 stock options for Mr. Peretti, and $125,000 annual salary and 125,000 stock options for Mr. Leger.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires DBSI's officers and directors, and the persons who own more than ten percent of a registered class of DBSI's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely upon a review of copies of such forms received by it, DBSI believes that during fiscal 1998 all filing requirements applicable to officers, directors and greater than ten percent stockholders were satisfied.

                             Principal Stockholders

         The following table set forth certain information as of March 19, 1999, with respect to the beneficial ownership of the Company's Common Stock for (i) each director, (ii) all directors and officers of the Company as a group, and
(iii) each person known to the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock.


 Name and Address of                                                Beneficially and
 Beneficial Owner                                                   Record Owned(1)         Percent of Class
 ------------------------------------------------------------------ ----------------------- ------------------------


 Fred W. Thompson                                                   868,267(2)                         5.9%
 100 Shoreline Highway, Suite 190A
 Mill Valley, CA 94941

 Michael T. Schieber                                                353,989(3)                         2.5%
 100 Shoreline Highway, Suite 190A
 Mill Valley, CA 94941

 E.A. James Peretti                                                 425,000(4)                         2.9%
 100 Shoreline Highway, Suite 190A
 Mill Valley, CA 94941

 H. Tate Holt                                                       156,379(5)                         1.0%
 100 Shoreline Highway, Suite 190A
 Mill Valley, CA 94941


 Jerome W. Carlson                                                  106,250(6)                          .7%
 100 Shoreline Highway, Suite 190A
 Mill Valley, CA 94941


 Jessie J. Knight                                                   37,500(7)                           .2%
 100 Shoreline Highway, Suite 190A
 Mill Valley, CA 94941



Officers and Directors as a Group (6                             1,947,385                            13.0%*
 persons)



 Astoria Capital Partners, L.P.                                  1,000,000                             7.0%
 6600 Southwest 92nd Street, Suite 370
 Portland, OR 97223


* Total percentage amount does not reflect rounding of individual ownership percentages.

(1) The persons named in the table have investment power with respect to all of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Includes (i) 15,418 shares held by Mr. Thompson; (ii) 474,558 shares held in Thompson 1996 Revocable Trusts; and (iii) options to purchase 312,500 shares at $0.531 per share expiring January 1, 2006, and 4,125 and 61,666 shares of Common Stock exercisable at $0.584 per share and expiring December 31, 2000 and December 31, 2002, respectively.

(3)      Includes (i) 215,625 shares held jointly with spouse,  Arlene Schieber,
         (ii) 6,505 held solely by Mr. Schieber, (iii) 3,075 held solely by Ms. Schieber, of which shares Mr. Schieber disclaims beneficial ownership, and (iv) options to purchase 13,750, 12,534 and 37,500 shares of Common Stock all exercisable at $1.4375 per share which expire on February 15, 2005, February 15, 2006 and April 30, 2006, respectively, and options to purchase 27,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 37,500 shares of Common Stock at $2.1875 which expire on May 12, 2008.

(4) Options to purchase 375,000 and 50,000 shares of Common Stock exercisable at $0.531 per share, and expiring
         January 1, 2006 and December 31, 2007, respectively.

(5) Includes (i) 21,488 shares held solely by Mr. Holt, and (ii) options to purchase 7,808 and 75,000 shares of Common Stock all exercisable at $1.4375 per share which expire December 31, 2006 and April 30, 2006, respectively, and options to purchase 20,833 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 37,500 shares of Common Stock at $2.1875 per share which expire May 12, 2008.

(6) Includes 37,500 shares held by Mr. Carlson, options to purchase 37,500 shares of Common Stock exercisable at $0.60 per share which expire May 13, 2007, and options to purchase 37,500 shares of Common Stock at $2.1875 per share which expire May 12, 2008.

(7) Options to purchase 37,500 shares of Common Stock exercisable at $5.50 per share which expire February 19, 2009.

                                  OTHER MATTERS

Relationship With Independent Accountants

PricewaterhouseCoopers has served as DBSI's independent accountant since August 1994. DBSI has had no disagreements with the accountants on accounting and financial disclosures. For the calendar year 1999, the Board of Directors expects to retain PricewaterhouseCoopers but may seek competitive bids for its annual audit. A representative of PricewaterhouseCoopers may be present at the 1999 Annual Meeting of Stockholders and, if present, will have the opportunity to make a statement if he or she desires to do so and be available to respond to appropriate questions from stockholders.


Other Matters

The Board of Directors of DBSI knows of no other matters that may or are likely to be presented to the Meeting. However, if additional matters should properly be presented at the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.

Shareholder Proposals

Proposals to be presented by shareholders and be included in DBSI's Proxy Statement and Proxy for its 2000 Annual Meeting must be received by DBSI's Secretary at 100 Shoreline Highway, Suite 190A, Mill Valley, CA, 94941, no later than January 3, 2000.

If notice of a proposal intended to be presented by shareholders at the 2000 Annual Meeting is received by DBSI's secretary no later than March 19, 2000, and if the proxy holders wish to maintain their discretionary authority to vote on any such proposal, then DBSI must set forth in its Proxy Statement the nature of the matter to which the proposal relates and how the proxy holders intend to exercise their discretion to vote on the matter. If any such proposals are not received on or before March 19, 2000, such proposal will not be included in DBSI's Proxy Statement and the proxy holders shall use discretionary authority in voting. Furthermore, pursuant to DBSI's Bylaws, any shareholder proposal that is not delivered to DBSI's Secretary within 10 business days following the day on which notice of the 2000 Annual Meeting is mailed or publicly announced, will not be allowed to be presented at the meeting.

Additional Information

A copy of DBSI's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, containing DBSI's 1998 audited financial statements, including the report of its independent public accountants, accompanies this Proxy Statement. Upon receipt of a written request, DBSI will furnish to any stockholder, without charge, an additional copy of DBSI's 1998 Form 10-KSB. Stockholders should direct any request to DBS Industries, Inc., 100 Shoreline Highway, Suite 190A, Mill Valley, CA 94941, Attention: Secretary.



                                            DBSI Industries, Inc.

                                            By Order of the Board of Directors



                                            Fred W. Thompson
                                            Chairman and President
                                            Mill Valley, California




May 4, 1999

DBS Industries, Inc.
100 Shoreline Highway, Suite 190A
Mill Valley, CA 94941

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred W. Thompson and Michael T. Schieber, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of DBS Industries, Inc. ("DBSI"), held of record by the undersigned on April 27, 1999, at the Annual Meeting of Stockholders to be held on June 8, 1999, at 2:00 p.m. (PDT), at Embassy Suites Hotel, 101 McInnis Road, San Rafael, California 94903 and at any and all adjournments thereof.

1. Election of Directors to serve until the Annual Meeting of Stockholders for the Year 2002.

    FOR   Fred W. Thompson      -----      WITHHOLD AUTHORITY   -----

    FOR   E.A. James Peretti    -----      WITHHOLD AUTHORITY   -----

    FOR   Jessie J. Knight, Jr. -----       WITHHOLD AUTHORITY  -----

2. Approval of the DBSI 1999 Employee Stock Purchase Plan.

     FOR                            AGAINST                             ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the nominees.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or another authorized officer. If the signatory is a partnership, please sign in the partnership name by an authorized person.

                     ------------------------- --------------------------------
                      Name (Print)              Name (Print) (if held jointly)

Dated: _________

                     Signature              Signature (if held jointly)

                     ------------------------- --------------------------------
                           (Address)                    (Address)

                     ------------------------- --------------------------------
                       (City, State, Zip)           (City, State, Zip)

I will ___ attend the meeting.
Number of persons to attend _____.           I will not ____ attend the meeting.



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.